Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-190047, 333-66064, 333-115455, and 333-160405 on Form S-8 and No. 333-218577 on Form S-3 of TriCo Bancshares of our report dated March 1, 2018 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Sacramento, California

March 1, 2018